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                                                                   EXHIBIT 23.5

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report on the financial statements of Great Lakes Bagels, L.L.C. (and to all references to our Firm) included in or made a part of this current report on Form 8-K.




Denver, Colorado
December 5, 1997